UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

880 Harbour Way South, Suite 600, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reviews.

On April 17, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of SunPower Corporation (the “Company”) determined, based on the recommendation of management, that the Company’s (i) audited financial statements included in the Company’s Annual Report on Form 10-K/A for the period ended January 1, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2023 (the “2022 Form 10-K/A”) and (b) unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended April 2, 2023 (the “Q1 2023 Form 10-Q/A”); Quarterly Report on Form 10-Q/A for the quarterly period ended July 2, 2023 (the “Q2 2023 Form 10-Q/A”); and Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023 (the “Q3 2023 Form 10-Q”), all subsequently filed with the SEC on December 18, 2023 (collectively, the “Affected Prior Period Financial Statements”), as well as the relevant portions of any communication which describe or are based on such financial statements, should no longer be relied upon. The Company plans to restate, as soon as practicable, the Affected Prior Period Financial Statements.

In connection with the preparation of its financial statements for the fiscal year ended December 31, 2023, the Company identified misstatements in the audited financial statements for the fiscal year ended January 1, 2023, included in the 2022 Form 10-K/A. These misstatements primarily relate to (i) the capitalization of certain deferred costs that did not qualify for capitalization, (ii) the classification of certain sales commissions as cost of revenue rather than sales, general and administrative expense, and (iii) certain other individually immaterial adjustments. The Company estimates that the impact of the aforementioned adjustments is a decrease to income (loss) from continuing operations before income taxes and equity in earnings (losses) of unconsolidated investees for the fiscal year ended January 1, 2023, in the range of approximately $15 million to $25 million.

At this time, the Company has not fully completed its review, and the expected financial impact of the errors described above is preliminary and subject to change. The Company cannot provide assurance that other errors will not be identified.

The Company’s management had previously concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of January 1, 2023, and the Company’s disclosure controls and procedures were not effective as of April 2, 2023, July 2, 2023, and October 1, 2023, due to material weaknesses existed in the Company’s internal control over financial reporting. In light of the matters described above, the Company’s management has concluded that a new material weakness exists in the Company’s internal control over financial reporting. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Company’s amended 2022 Form 10-K/A.

In addition, Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, has determined that its reports on the Company’s financial statements and internal control over financial reporting included in the 2022 Form 10-K/A should no longer be relied upon.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with EY.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding the Company’s expectations with regard to any restated items in its financial statements disclosed herein and the estimated amounts and impacts thereof; the anticipated timing of the filing of the completion of the restatement of the Affected Prior Period Financial Statements; and the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting. Factors that could cause or contribute to such differences include: the time and effort required to complete the restatement of the Affected Prior Period Financial Statements, and the subsequent discovery of additional adjustments to the Company’s previously issued financial statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified above, those discussed in the section titled “Risk Factors” included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended January 1, 2023, and the Company’s other filings with the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

April 23, 2024	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer